GULFSLOPE ENERGY, INC. POS AM

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

GulfSlope Energy, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 31, 2018, relating to the fiscal year 2018 financial statements of GulfSlope Energy, Inc. (the “Company”), which is incorporated by reference in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Houston, Texas
March 12, 2020